For Immediate Release

Respect Your Universe, Inc.
Announces Closing of Private Placement

Respect Your Universe, Inc. (RYU), a Portland, Oregon-based performance apparel manufacturer, announces the closing of private placement to fund RYU’s plans for infrastructure growth and retail store expansion.

PORTLAND, ORE. (June 3, 2013) - Respect Your Universe, Inc. (“RYU”) (TSXV:RYU) (OTCQB:RYUN) announced today it has completed a private placement (the “Financing”) of 7,290,000 units (each, a “Unit”) at a price of $0.25 USD per unit for gross proceeds of $1,822,500 USD.  Each Unit is comprised of one common share of RYU (each, a “Share”) and one common share purchase warrant (each, a “Warrant”), with each Warrant being exercisable into one additional Share at an exercise price of $0.50 USD per Share for a period of three years from the closing of the Financing. The proceeds from the sale of the Financing are anticipated to fund general operations of RYU, including RYU’s anticipated West Coast retail expansion in the 4th quarter of 2013. In connection with the Financing, RYU paid a total finder’s fee of $25,000 USD and issued finder’s warrants to purchase up to 60,000 Shares for a period of two years from the closing of the Financing at an exercise price of $0.50 USD per Share.

“We are pleased to announce the closing of this private placement. We believe this gives RYU the ability to open new retail store locations and expand its fashion-forward performance apparel further into the US marketplace,” states Craig Brod, PhD., chief executive officer, Respect Your Universe, Inc. “We are grateful to have this opportunity to bring RYU closer to the point of purchase of a wider audience,” he says.

All securities issued in connection with the Financing are subject to a statutory four month hold period and applicable US hold periods. None of the securities issued have been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state where such offer, solicitation, or sale would be unlawful.

RYU is headquartered in Portland, Oregon, and opened its store in Las Vegas, Nevada in October 2012

About Respect Your Universe, Inc.

Respect Your Universe, Inc. is a fashion-forward performance apparel brand designed for athletes and active adults alike. It is based on respect, strength and sustainability. Crafted from organic and/or earth-friendly materials, RYU apparel enhances movement, is extremely comfortable and healthy for the environment. For more information, visit www.ryu.com.

Forward-Looking Statements

Statements regarding the use of the proceeds from the Financing, the anticipated West Coast retail expansion in the 4th quarter of 2013, and the expansion of RYU’s fashion forward performance apparel further into the US marketplace are “forward-looking statements”, which are subject to risks and uncertainties, which may cause the actual results, performance or achievements of RYU to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, that RYU may use the funds for a different purpose than stated, changes in general economic or market conditions that could impact consumer demand for RYU’s products, RYU’s ability to execute on its business plan, and RYU may need additional capital. Except as required by law, RYU undertakes no responsibility to update any of the forward-looking statements contained in this news release.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

818 North Russell Street
Portland, OR 97227
Tel: +1 877 798 8326
Website: www.ryu.com

Investor Relations
Tel:  +1 604 722 7917
Email: ir@ryu.com

Media Inquiries

Crystal Minter
Marketing Manager
Respect Your Universe, Inc.
Tel: +1 877 798 8326
Email: cminter@ryu.com

SOURCE: Respect Your Universe, Inc. (RYU)

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